Exhibit 107

Calculation of Filing Fee Tables

Form S-3 ASR

(Form Type)

Permian Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, $0.0001 par value per share	Rule 416(a) and Rule 457(c)	243,518,132	$7.54(2)(3)	$1,836,126,715.28	$0.0000927	$170,208.95(4)

	Total Offering Amounts					$1,836,126,715.28		$170,208.95

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$170,208.95

(1)

Represents the shares of Class A common stock, $0.0001 par value per share (the “Class A common stock”), of Permian Resources Corporation (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A common stock offered hereby also include an indeterminate number of additional shares of Class A common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)

With respect to the offering of Class A common stock by the selling stockholders named herein, the proposed maximum offering price per share of Class A common stock will be determined from time to time in connection with, and at the time of, the sale by the holder of such securities.

(3)

For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to offering of shares of Class A common stock by the selling stockholders named herein is based upon the average of the high and low prices of the shares of Class A common stock, as reported on the Nasdaq Stock Market LLC on September 7, 2022, which date is within five business days prior to the filing of this registration statement.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.